Exhibit 1.1

[•] Shares of Common Stock

Pre-Funded Warrants to Purchase [•] Shares of Common Stock

and

Warrants to Purchase [•] Shares of Common Stock

AMPLIPHI BIOSCIENCES CORPORATION

UNDERWRITING AGREEMENT

[•], 2018

H.C. Wainwright & Co., LLC
As the Representative of the several underwriters, if any, named in Schedule I hereto
430 Park Avenue, 4th Floor
New York, New York 10022

Ladies and Gentlemen:

AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to H.C. Wainwright & Co., LLC, as representative (the “Representative”) of the several underwriters named in Schedule I hereto (each, an “Underwriter”), an aggregate of (a) [•] authorized but unissued shares (the “Firm Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”), (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of [•] shares of Common Stock at an exercise price of $0.01 per share and (c) warrants to purchase up to an aggregate of [•] shares of Common Stock (the “Firm Warrants” and, collectively with the Firm Shares and the Pre-Funded Warrants, the “Firm Securities”). The respective amounts of the Firm Securities to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase (i) up to an additional [•] shares of Common Stock (the “Option Shares”) and/or (ii) warrants to purchase up to an additional [•] shares of Common Stock (the “Option Warrants” and together with the Option Shares, the “Option Securities”) for the purpose of covering over-allotments in connection with the sale of the Firm Securities. The Firm Shares and the Option Shares are collectively referred to herein as the “Shares”; the Firm Warrants and the Option Warrants are collectively referred to herein as the “Warrants”; the shares of Common Stock issuable upon exercise of the Warrants and Pre-Funded Warrants are collectively referred to herein as the “Warrant Shares”; and the Firm Securities, the Option Securities and the Warrant Shares are collectively referred to herein as the “Securities.” The Shares and/or Pre-Funded Warrants and the Warrants shall be sold together as a fixed combination, each consisting of (i) one Share or one Pre-Funded Warrant, and (ii) one Warrant to purchase one whole share of Common Stock, with each combination consisting of one Share and one Warrant to purchase one whole share of Common Stock being referred to herein as a “Common Unit” and each combination consisting of one Pre-Funded Warrant to purchase one share of Common Stock and one Warrant to purchase one whole share of Common Stock being referred to herein as a “Pre-Funded Unit.” The Shares and/or Pre-Funded Warrants and the Warrants in each of the Common Units or Pre-Funded Units, as applicable, shall be issued separately and shall be immediately transferable separately upon issuance. The terms of the Warrants are set forth in the form of Warrant attached hereto as Exhibit A and the terms of the Pre-Funded Warrants are set forth in the form of Warrant attached hereto as Exhibit B.

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The Company and the Underwriters hereby confirm their agreement as follows:

1.            Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-226959), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the Rules and Regulations and Rule 424(b) (“Rule 424(b)”) of the Rules and Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

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2.            Representations and Warranties of the Company Regarding the Offering.

(a)          The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of the Closing Date (as defined in Section 4(c) below), except as otherwise indicated, as follows:

(i)       At the time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(B) below) as of the date hereof and at the Closing Date, and the Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No stop order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)       The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for us in connection with the marketing of the offering of the Securities (the “Marketing Materials”). The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act and the respective rules thereunder, as applicable, were filed on a timely basis with the Commission and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act or the Exchange Act and the respective rules thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(iii)       (A) The Company has provided a copy to the Representative of each Issuer Free Writing Prospectus (as defined below) used in the sale of the Securities, if any. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no stop order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Prospectus, no Issuer Free Writing Prospectus, as of its date of first use and the Closing Date, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(B)       “Time of Sale Disclosure Package” means each Issuer Free Writing Prospectus, the most recent preliminary prospectus that is distributed to investors prior to the time of effectiveness and any description of the transaction provided by the Representative included on Schedule II.

(C)       “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act. For the avoidance of doubt, the term “Issuer Free Writing Prospectus” shall not include any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was prepared by any Underwriter or provided to any person by any Underwriter without the knowledge and consent of the Company.

(D)       At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(E)       Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

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(iv)       The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved; and the supporting schedules included in or incorporated by reference into the Registration Statement present fairly the information required to be stated therein. The pro forma and pro forma as adjusted financial information, if any, included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus has been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with GAAP the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements, pro forma financial information or schedules are required under the Securities Act and the Rules and Regulations to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, Ernst & Young LLP, which has expressed its opinion with respect to the audited financial statements and schedules included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(v)       The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or the Marketing Materials, in each case, at the time such “forward-looking statement” was made.

(vi)       All statistical or market-related data included in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources, to the extent required, other than such consents the failure of which to obtain is not reasonably likely to result in a Material Adverse Effect.

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(vii)       The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed or approved for listing on the NYSE American. Except as disclosed in the Registration Statement or Time of Sale Disclosure Package, there is no action pending by the Company or, to the Company’s knowledge, no action pending by NYSE American to delist the Common Stock from the NYSE American, nor has the Company received any notification that NYSE American is contemplating terminating such listing. As of the Closing Date, the Firm Shares, the Option Shares and the Warrant Shares will have been duly authorized for listing on the NYSE American, subject to official notice of issuance.

(viii)       Neither the Company nor, to the Company’s knowledge, any of its officers, directors or controlled affiliates has taken or will take, directly or indirectly, any action that is designed or intended to or that has constituted or that would reasonably be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company.

(ix)         No material relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the Time of Sale Disclosure Package and the Prospectus and which is not so described.

(x)         The Company is not and during the past three years neither the Company nor any predecessor was: (A) a blank check company as defined in Rule 419(a)(2) of the Securities Act, (B) a shell company, other than a business combination shell company, each as defined in Rule 405 of the Securities Act, or (C) an issuer for an offering of penny stock as defined in Rule 3a51-1 of the Exchange Act.

(b)         Any certificate that is signed by any officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3.            Representations and Warranties Regarding the Company.

(a)          The Company represents and warrants to and agrees with, the Underwriters, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as of the date hereof and as of the Closing Date, as follows:

(i)       Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, assets, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

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(ii)       The Company has the power and authority to enter into this Agreement, the Warrants and the Pre-Funded Warrants and to authorize, issue and sell the Securities as contemplated by this Agreement. Each of this Agreement, the Warrants and the Pre-Funded Warrants have been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)       The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable.

(iv)       The execution, delivery and performance of this Agreement, the Warrants and the Pre-Funded Warrants by the Company and the consummation by the Company of the transactions contemplated herein and therein will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent such breach, violation or default is not reasonably likely to have a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Amended and Restated Articles of Incorporation, as amended, or Amended and Restated Bylaws, as amended.

(v)        Neither the Company nor any of its subsidiaries is in violation, breach or default under its articles of incorporation, bylaws or other equivalent organizational or governing documents, each as amended and currently in effect, except where the violation, breach or default in the case of a subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

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(vi)        Neither the Company, its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.

(vii)       All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement, the Warrants and the Pre-Funded Warrants, and the transactions herein contemplated, have been obtained or made, other than (A) any such consents, approvals, orders, authorizations and required filings that will be obtained or made after the date of this Agreement under the Securities Act, the Exchange Act, the Rules and Regulations and applicable state and foreign securities laws and the rules of FINRA in connection with the offer and sale of the Securities, (B) the listing of the Firm Shares, the Option Shares and the Warrant Shares on NYSE American and (C) such consents, approvals, orders, authorizations and required filings, the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(viii)       The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, and has filed all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act (the “SEC Reports”) during the preceding twelve (12) months.

(ix)         The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Except as set forth in the Time of Sale Disclosure Package or the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement, other than those rights that have been waived or satisfied. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and, except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the issuance of such Shares is not subject to any preemptive or similar rights. The Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants and the Pre-Funded Warrants, as the case may be, will be duly authorized and validly issued, fully paid and nonassessable, and will be issued in compliance with all applicable securities laws. The Warrant Shares have been reserved for issuance. The Securities, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

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(x)         The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of common stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with GAAP and, to the Company’s knowledge, no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(xi)         Since the date of the latest audited financial statements, there has been no event, occurrence or development that has had or is reasonably likely to result in a Material Adverse Effect.

(xii)        Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s certificate of incorporation, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound.

(xiii)       Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

(xiv)       Each of the Company and its subsidiaries has (A) filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except, in all cases, for any such amounts that the company or any subsidiary is contesting in good faith and except in any case in which the failure to so file or pay would not reasonably be expected to have a Material Adverse Effect. The provisions for taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. Neither the Company nor its subsidiaries has engaged in any transaction which is a corporate tax shelter or which would reasonably be expected to be characterized as such by the Internal Revenue Service or any other taxing authority to which the Company or such subsidiary reports or by which it is governed. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

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(xv)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Disclosure Package, the Company’s internal control over financial reporting was effective as of the end of the Company’s most recent audited fiscal year. Except as described in the Time of Sale Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xvi)       Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, the issuance of shares under the Company’s employee stock purchase plan or the issuance, repurchase or forfeiture of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(xvii)      Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

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(xviii)     The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. All such Permits are free and clear of any material restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. The Company has not received notification of any material revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Permit.

(xix)       The Company and its subsidiaries have good and marketable title to all property (whether real or personal, and excluding intellectual property which is otherwise set forth in Section 3(a)(xix) below) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xx)        The Company and each of its subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except where the failure to own, possess or have such right is not reasonably likely to result in a Material Adverse Effect. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

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(xxi)       The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business (“Environmental Laws”), (B) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, (C) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder, (D) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, and (E) the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(xxii)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Bank Secrecy Act, as amended by the USA PATRIOT Act, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxiii)     Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is, or is 50% or more owned or otherwise controlled by a person that is, currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxiv)     Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(xxv)      There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members.

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(xxvi)     The Company and each of its subsidiaries carries, or is covered by, insurance covering the Company’s or any of its subsidiaries’, respective businesses, assets, employees, officers and directors in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All policies of insurance owned by the Company are, to the Company’s knowledge, in full force and effect and the Company is in compliance with the terms of such policies. The Company has not received written notice from any insurer, agent of such insurer or the broker of the Company that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(xxvii)    Except as would not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect, there is (A) no significant unfair labor practice complaint pending against the Company, nor to the knowledge of the Company, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board applicable to the Company, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the knowledge of the Company, threatened against it and (B) no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xxviii)   No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company which would, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to, singularly or in the aggregate, cause the loss of such qualification.

(xxix)      No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

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(xxx)       The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or would reasonably be expected to become applicable as a result of the Representative and the Company fulfilling their obligations or exercising their rights under this Agreement, the Warrants and the Pre-Funded Warrants.

(xxxi)      The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, including the proceeds received upon exercise of the Warrants and/or the Pre-Funded Warrants, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxxii)     The Registration Statement (and any further documents to be filed with the Commission in connection with the offering) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the applicable rules and regulations under the Securities Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus complies in all material respects with the Securities Act and the applicable rules and regulations. The Prospectus, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they respectively were filed with the Commission, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the applicable rules and regulations, and none of such documents, when they respectively were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus), in light of the circumstances under which they were made, not misleading, other than any such statements or omissions that have been specifically identified and corrected in a subsequently filed SEC Report that is incorporated by reference in the Prospectus; and any further documents so filed and incorporated by reference in the Prospectus when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

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(xxxiii)     The Company has not, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

(xxxiv)     The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any applicable jurisdiction within one year from the Closing Date.

(xxxv)      The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its subsidiaries that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the U.S. Food and Drug Administration (“FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the published data derived from such studies and tests, and each of the Company and its subsidiaries has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Neither the Company nor its subsidiaries has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority.

(xxxvi)     There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Underwriters or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

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(xxxvii)    Except as set forth in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, in each case within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxxviii)   None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxix)      Except as set forth in or incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xl)          Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xli)          The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities or any transaction contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(xlii)         All of the information provided to the Representative or to counsel for the Underwriters by the Company and, to the Company’s knowledge, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to NASD Conduct rule 2710 or 2720 is true, correct and complete in all material respects.

4.             Purchase, Sale and Delivery of Securities.

(a)         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Common Units and/or Pre-Funded Units  to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase the Common Units and/or Pre-Funded Units from the Company, as set forth on Schedule I hereto. The purchase price for one Common Unit sold to the public shall be $[•] and the purchase price for one Pre-Funded Unit sold to the public shall be $[•].

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(b)         The Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, (i) all or any part of the Option Shares at a purchase price of $[•] per Option Share and/or (ii) all or any part of the Option Warrants at a purchase price of $[•] per Option Warrant. The number of Option Securities to be purchased by each Underwriter shall be the same percentage (adjusted by the Representative to eliminate fractions) of the total number of Option Securities to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Securities. Such option may be exercised only to cover over-allotments in the sales of the Firm Securities by the Underwriters and may be exercised in whole or in part at any time on or before 6:00 a.m. Pacific Time, on the business day before the Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile transmission or email notice, or verbal or telephonic notice confirmed by written, facsimile transmission or email notice, by the Representative to the Company no later than 6:00 a.m. Pacific Time, on the business day before the Closing Date or at least two business days before the Option Closing Date (as defined below), as the case may be, setting forth the number of Option Securities to be purchased and the time and date (if other than the Closing Date) of such purchase.

(c)         Payment of the purchase price for, and delivery of, the Firm Shares in accordance with Section 4(e) and the certificates of Firm Warrants and Pre-Funded Warrants shall be made at the offices of H.C. Wainwright & Co., LLC, 430 Park Avenue, 4th Floor, New York, New York 10022, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Shares, Warrants and Pre-Funded Warrants are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, at or after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The time and date of delivery and payment are called the “Closing Date.” In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price, and delivery of the Option Shares in accordance with Section 4(e) and the certificates of Option Warrants shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each date of delivery as specified in the notice from the Representative to the Company (such time and date of delivery and payment are called the “Option Closing Date”).

(d)         Payment shall be made to the Company by wire transfer of immediately available funds against delivery of the certificates of Warrants and Pre-Funded Warrants and the Shares to the account of the Representative for the respective accounts of the Underwriters for the Securities to be purchased by them.

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(e)         The Firm Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days before the Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section 6(b) and shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter. Within two full business days of a request by the Representative, the Company shall deliver to the Representative or its designee, the Firm Warrants, the Pre-Funded Warrants or Option Warrants, as applicable, in such names and in such denominations as the Representative shall request. The Company will cause the certificates representing the Warrants and Pre-Funded Warrants to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Closing Date (or the Option Closing Date in the case of the Option Warrants). In the event that a purchaser delivers a Notice of Exercise (as defined in the Pre-Funded Warrants) at least one (1) business day prior to the Closing Date, to exercise any Pre-Funded Warrants between the date hereof and the Closing Date, the Company shall deliver Warrant Shares with respect to the Pre-Funded Warrants to such purchaser on the Closing Date in connection with such Notice of Exercise. The Shares, Warrants and Pre-Funded Warrants will be issued separately and may be transferred separately immediately upon issuance.

5.            Covenants.

(a)         The Company covenants and agrees with the Representative as follows:

(i)       During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(ii)       From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees during the Prospectus Delivery Period that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

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(iii)       (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Prospectus. If during the Prospectus Delivery Period any event occurs as the result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, Prospectus supplement or document, and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) so as to correct such statement or omission or effect such compliance.

(B)       During the Prospectus Delivery Period, if at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which is that such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(iv)       The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

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(v)       The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vi)       The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)       The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the reasonable filing fees and reasonable fees and disbursements of Representatives’ counsel incident to any required review and approval by FINRA, of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to the foregoing, the Company will reimburse the Representative for its reasonable, documented out-of-pocket legal fees, costs and other expenses incurred in connection with the purchase and sale of the Securities contemplated hereby, provided that such out-of-pocket legal fees, costs and other expenses shall not exceed $100,000 in the aggregate (including amounts payable pursuant to clauses (C) and (E) above) (such amount to be reduced to $75,000 if the Closing Date does not occur prior to October 27, 2018) without prior written approval from the Company, such approval not to be unreasonably withheld.

(viii)       The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)         The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

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(x)       The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)       The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package or the Prospectus, (3) the issuance of shares of Common Stock or options to acquire shares of Common Stock pursuant to the Company’s equity plans existing on the date hereof that are described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Prospectus, as such plans may be amended or (4) the filing of one or more registration statements on Form S-8 with respect to shares of Common Stock underlying the Company’s equity plans as in effect from time to time.

6.            Conditions of the Underwriters’ Obligations. The obligations of each Underwriter hereunder to purchase the Securities are subject to the accuracy, as of the date hereof and at the Closing Date (as if made on the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

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(a)         If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b)         The Company shall have submitted a listing of additional shares notification form to the NYSE American with respect to the Shares and Warrant Shares and shall have received no objection thereto from the NYSE American and shall have received a conditional listing approval that is subject only to customary listing conditions.

(c)         FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)         The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)         On the Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letter of Cooley LLP, corporate counsel for the Company, dated as of the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(f)         [Reserved].

(g)         On the Closing Date, there shall have been furnished to the Representative a negative assurance letter from Haynes and Boone, LLP, counsel to the Underwriters, dated as of the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

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(h)         The Representative shall have received a letter of Ernst & Young LLP, on the date hereof and on the Closing Date addressed to the Representative, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, including financial information contained in the SEC Reports filed by the Company or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and other matters required by the Representative.

(i)          On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)       The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)       No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)       There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(j)          On or before the date hereof, the Representative shall have received duly executed “lock-up” agreements, in the form attached hereto as Schedule III, between the Representative and each of the parties set forth on Schedule IV hereto.

(k)         The Representative shall have received copies of the Warrants and the Pre-Funded Warrants executed by the Company.

(l)          The Common Stock shall be registered under the Exchange Act and shall be listed on the NYSE American, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the NYSE American, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

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(m)         The Company shall have furnished to the Representative and its counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(a)(vii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.            Indemnification and Contribution.

(a)         The Company agrees to indemnify, defend and hold harmless the Underwriters, their affiliates, directors and officers and employees, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus or the Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (or any legal or other expense reasonably incurred in connection with the evaluation, investigation or defense thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, in reliance upon and in conformity with the Underwriter Information (as defined in Section 7(f)).

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(b)         The Underwriters will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity the Underwriter Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with evaluating, investigating or defending against any such loss, claim, damage, liability or action.

(c)         Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.

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The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative by or on behalf of the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ discounts and commissions set forth in the table on the cover of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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(e)         The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)         For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, other than the statements set forth in the [•] and [•] paragraphs under the caption “Underwriting” in the Time of Sale Disclosure Package and Prospectus (the “Underwriter Information”).

8.            Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(vii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

9.            Termination of this Agreement.

(a)         The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares, (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE American or trading in securities generally on the NASDAQ, NYSE or NYSE American shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ, NYSE or NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the reasonable judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(vii) and Section 7 hereof shall at all times be effective and shall survive such termination.

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(b)         If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed by letter.

10.          Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to Representative, shall be mailed, delivered or telecopied to H.C. Wainwright & Co., LLC, 430 Park Avenue, 4th Floor, New York, New York 10022, telecopy number: (212) 214-0803, Attention: Head of Investment Banking, with a copy to Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112, telecopy number: (212) 884-8234, Attention: Rick A. Werner; and if to the Company, shall be mailed, delivered or telecopied to it at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130, telecopy number: (858) 350-0300, Attention: Chief Executive Officer, with a copy to Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121, telecopy number: (858) 550-6420, Attention: Thomas A. Coll; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from the Underwriter.

12.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

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13.          Entire Agreement. This Agreement and that certain engagement letter, dated as of August 17, 2018, by and between the Company and the Representative, represent the entire agreement of the parties and supersede all prior or contemporaneous written or oral agreements between them concerning the offer and sale of the Securities.

14.          Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.          Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

18.          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

AMPLIPHI BIOSCIENCES CORPORATION

By:
Name:
Title:

Confirmed as of the date first above-

mentioned by the Representative.

H.C. WAINWRIGHT & CO., LLC
as the Representative of the several
Underwriters listed on Schedule I

By:
Name:
Title:

[Signature page to Underwriting Agreement]

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SCHEDULE I

	Number of Firm Shares and Pre-Funded Warrants to be Purchased from the Company	Number of Firm Warrants to be Purchased from the Company	Number of Option Shares to be Purchased if the Over- Allotment Option is Fully Exercised	Number of Option Warrants to be Purchased if the Over- Allotment Option is Fully Exercised
H.C. Wainwright & Co., LLC	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]

Total	[ ]	[ ]	[ ]	[ ]

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SCHEDULE II

Number of Firm Shares Offered: [•]

Number of Pre-Funded Warrants Offered: [•]

Number of Firm Warrants: [•]

Number of Option Shares: [•]

Number of Option Warrants: [•]

Public Offering Price per Common Unit: $[•]

Public Offering Price per Pre-Funded Unit: $[•]

Pre-Funded Warrant Exercise Price: $0.01

Warrant Exercise Price: $[•]

Underwriting Discount per Common Unit: $[•]

Underwriting Discount per Pre-Funded Unit: $[•]

Proceeds to Company per Common Unit (before expenses): $[•]

Proceeds to Company per Pre-Funded Unit: $[•]

Public Offering Price per Option Share: $[•]

Public Offering Price per Option Warrant: $[•]

The terms of the Warrants set forth on Exhibit A and the Pre-Funded Warrants set forth on
Exhibit B are incorporated by reference herein.

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SCHEDULE III

Form of Lock-Up Agreement

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SCHEDULE IV

List of Lock-Up Parties

Steve Martin

Wendy S. Johnson

Jeremy Curnock Cook

Louis Drapeau

Michael S. Perry

Vijay B. Samant

Paul C. Grint

Igor P. Bilinsky

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Exhibit A

Form of Warrant

35

Exhibit B

Form of Pre-Funded Warrant

36